EXHIBIT 99.1

CHINA TEL GROUP, INC.

AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

WITH ISAAC ORGANIZATION, INC.

AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

THIS AMENDED AND RESTATED STOCK PURCHASE AGREEMENT is made as of the 9th day of May 2010 (“Agreement”) by and between China Tel Group, Inc., a Nevada corporation (“Company”), and Isaac Organization, Inc., a Canadian corporation organized under the laws of Ontario (“Purchaser”).  The Company and the Purchaser are each sometimes referred to individually in this Agreement as a “Party” and together as “Parties.”

RECITALS

A.           On February 9, 2010, the Company and the Purchaser entered into a Stock Purchase Agreement (“Isaac SPA”).  The Isaac SPA provides for the Purchaser to acquire 55,199,934 newly issued Shares (representing 12% of the total issued and outstanding Shares) in exchange for the payment of $160,000,000 (“Isaac Issued Stock”)  The Purchaser received the Isaac Issued Stock and made one installment payment of One Million Dollars ($1,000,000.00) pursuant to the provisions of the Isaac SPA;

B.           On March 5, 2010, the Purchaser and Isaac entered into an Amendment to the Isaac SPA (“First Isaac Amendment”).  The First Isaac Amendment provides that the number of Shares to be purchased by the Purchaser increased to 106,399,869 (representing 24% of the total issued and outstanding Shares).  The total purchase price increased to Three Hundred Twenty Million Dollars ($320,000,000).  The installment dates and amounts to be paid were amended in accordance with the First Isaac Amendment.  The Purchaser made installment payments totaling Ten Million Dollars ($10,000,000) called for in the First Isaac Amendment.  The Company neither issued the Purchaser a certificate for the increased shares called for under the First Isaac Amendment nor cancelled the Isaac Issued Stock;

C.           On March 31, 2010, the Purchaser withheld making a Twenty Million Dollar ($20,000,000) installment payment called for under the First Isaac Amendment, as the Purchaser expressed a desire to renegotiate its terms in light of recent developments with Excel Era Limited (“Excel”), another investor who failed to make a Two Hundred Thirty-Nine Million ($239,000,000) installment payment that was due on March 31, 2010 pursuant to a stock purchase agreement, as amended, between Excel and the Company; and

D.           The Purchaser has indicated it is unwilling to perform under the Isaac SPA, as amended by the First Isaac Amendment, because of Excel’s failure to perform under its stock purchase agreement, as amended, with the Company.  The Purchaser has offered to purchase up to 49% of the Company’s issued and outstanding Shares for the Purchase Price of Three Hundred Twenty Million Dollars ($320,000,000) and up to 320,000,000 Warrants at a cost of One Dollar ($1.00) for each Warrant.  The Company has agreed to accept the offer on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the Parties to this Agreement agree as follows:

AGREEMENT

1. Purchase and Sale of Series A Common Stock.  The securities that are the subject of this Agreement are shares of the Company’s Series A common stock (“Shares”) and warrants granting the Purchaser a right to purchase Shares as described in Sections 1.3 and 1.4 of this Agreement (“Warrants”).  Shares do not include any interest in the Company’s Series B common stock or the Company’s preferred stock.

1.1. Sale and Issuance of Series A Common Stock.  Subject to the terms and conditions of this Agreement, the Company shall issue, sell and deliver to the Purchaser or its nominee(s); and the Purchaser shall purchase from the Company up to 49% of the Total Shares as of the date of a Fully Diluted Calculation (“Purchased Shares”).  In addition, on each of the following dates or events, the Company shall perform a Fully Diluted Calculation (as defined below), and the Company shall issue and deliver to the Purchaser the number of Additional Shares that result from a Fully Diluted Calculation: June 1, 2010; September 1, 2010; November 1, 2010; March 1, 2011; June 1, 2011; September 1, 2011; November 1, 2011; and January 2, 2012 (each date a “Fully Diluted Calculation Date”).  If the Company delivers a Notice of Termination at Company’s Option, as soon as reasonably possible, but in no event later than thirty (30) days thereafter, the Company shall perform a Fully Diluted Calculation in lieu of any subsequent Fully Diluted Calculation Date.

1.2. Purchase Price.  The purchase price (“Purchase Price”) for 49% of the Total Shares is Three Hundred Twenty Million Dollars ($320,000,000).  The Purchase Price is payable in the following installments: a credit for the Eleven Million Dollars ($11,000,000) previously paid by the Purchaser called for in the Isaac SPA and the First Isaac Amendment; at the Company’s option in such amounts and at such times as designated by the Company’s Board of Directors (“Board”) up to Fifteen Million Dollars ($15,000,000), or more if the Parties agree in writing, payable during each calendar month, commencing May 1, 2010 and every succeeding calendar month through and including December 1, 2011; (each payment an “Installment”); and the remaining balance of the Purchase Price on or before December 31, 2011 (“Final Installment”).  Every Installment, including the Final Installment shall be payable only following a Funding Request from the Company (as defined in Section 1.8 below) and shall be subject to a Grace Period (as also defined in Section 1.8 below).

1.3. Warrants.  Upon receipt by the Company of any payment the Purchaser makes towards the Purchase Price, the Company shall also issue and deliver to the Purchaser one (1) Warrant for each dollar of the Purchase Price paid.

1.4. Closing; Delivery.  The “Closing” shall take place when each of the following events have occurred: (i) the Purchaser has surrendered to the Company for cancellation the Isaac Issued Stock; (ii) the Company has sent to its Stock Transfer Agent a letter directing the Stock Transfer Agent to issue to the Purchaser or its nominee(s) one or more certificates representing: (x) 666,667 Shares for the One Million Dollars ($1,000,000) previously paid to the Company, (y) 6,666,667 Shares for Ten Million Dollars ($10,000,000) previously paid to the Company; and (z) 11,000,000 Warrants pursuant to this Agreement; and (iii) the Company has secured an extension of the maturity date of its One Hundred Ninety One Million Dollar ($191,000,000) Promissory Note (“TCP Note”) with Trussnet Capital Partners (HK) Ltd. (“TCP”) until at least December 31, 2011.  Each payment applicable to the Purchase Price shall be made by wire transfer to a bank account designated by the Company, or as otherwise agreed between the Parties in writing.  Within five (5) days of the Company’s receipt of any Installment payment, the Company shall issue and deliver Shares to the Purchaser at the rate of one Share for each One and One-Half Dollars ($1.50) of the Purchase Price paid to the Company.  The Company shall issue and deliver Additional Shares to the Purchaser on each Fully Diluted Calculation Date (as defined in Section 1.8 below).

1.5. Termination of Purchase Rights.

(a) Termination for Monetary Default.  Upon the Purchaser’s failure to pay any Installment following receipt of a Funding Request and after expiration of the Grace Period, the Company shall have the right, in addition to all other legal and equitable rights, to deliver to the Purchaser a notice of Termination Notice for Monetary Default (“Notice of Monetary Default”).  Upon delivery of a Notice of Monetary Default, the Company shall cancel on its books and records; and the Purchaser shall surrender for cancellation, certificates in the name of the Purchaser representing ten percent (10%) of: (i) the aggregate number of Shares previously issued upon exercise of any Warrants and delivered to the Purchaser upon payment towards the Purchase Price; (ii) the aggregate number of Warrant Shares previously issued to the Purchaser; and (iii) the aggregate number of Warrants issued and delivered to the Purchaser that have not been exercised.  The Purchaser shall deliver these Shares and Warrants within five (5) days of the delivery of Notice to do so.  The books and records of the Company and its transfer agent shall reflect the foregoing cancellations, whether or not the Purchaser duly surrenders such certificates for cancellation in accordance with this Section 1.5(a).  Any certificates held by the Purchaser which should have been surrendered for cancellation, but were not, shall be null and void.  The Purchaser shall also forfeit ten percent (10%) of Purchaser’s rights to receive Additional Shares pursuant to any Fully Diluted Calculation.

(b) Restrictions on Transfer.  In addition to any restrictions that may apply generally to the Shares as described in Section 3.3, in order to protect the Company’s right to cancel certificates previously issued to the Purchaser upon the Company’s delivery of a Notice of Monetary Default, the Purchaser shall not, prior to either: (i) payment in full of the Purchaser Price; or (ii) Termination of Purchase Rights at the Company’s Option, sell, transfer, distribute or otherwise convey more than ninety percent (90%) of the sum of: (x) the aggregate number of Shares previously issued and delivered to the Purchaser upon payment towards the Purchase Price; (y) the aggregate number of Warrant Shares previously issued and delivered to the Purchaser; and (z) the aggregate number of Warrants previously issued and delivered to the Purchaser that have not been exercised.  The Company shall have the right to issue certificates for up to ten percent (10%) of the aggregate number of Shares, Warrant Shares and Warrants delivered to the Purchaser which bears a special restrictive legend alerting potential transferees of this restriction.  The Purchaser shall be entitled to have the special restrictive legend removed from any certificates by issuance of replacement certificates, provided other certificates issued to the Purchaser totaling ten percent (10%) of the aggregate number of Shares, Warrant Shares and Warrants at all times bear the special restrictive legend.  The special restrictive legend shall be removed from all certificates upon: (i) payment in full of the Purchase Price; (ii) Termination at Company’s Option; or (iii) a written agreement between the Parties to do so.

(c) Termination at Company’s Option.  At any time after the Purchaser has purchased at least Two Hundred Five Million Dollars ($205,000,000) in Shares, the Company shall have the right, in its sole discretion, to deliver to the Purchaser a notice of Termination at Company’s Option (“Notice at Company’s Option”).  The Notice at Company’s Option shall have no effect on any then pending Funding Request, but shall extinguish the Company’s rights to make additional Funding Requests and to receive that portion of the Purchaser Price represented by such additional Funding Requests.  Within ten (10) days of the Purchaser’s receipt of a Notice at Company’s Option, the Company shall issue and deliver to the Purchaser certificates representing ten percent (10%) of the sum of: the (i) aggregate number of Shares previously issued and delivered to the Purchaser upon payment towards the Purchase Price; (ii) aggregate number of Warrant Shares previously issued and delivered to the Purchaser; and (iii) aggregate number of Shares represented by Warrants previously issued and delivered to the Purchaser that have not been exercised.

1.6. Restrictions on the Company’s Use of Proceeds of the Purchaser Price.  Unless otherwise expressly agreed between the Parties in writing, all payments by the Purchaser pursuant to this Agreement must be used by the Company exclusively for: (i) the deployment of wireless broadband telecommunications networks in any country in which the Company currently has or in the future acquires rights to do so (which includes payments to CECT-Chinacomm Communications Co. Ltd. (“Chinacomm”) and/or Chinacomm Ltd. for deployment of the Chinacomm telecommunications network in the Peoples Republic of China); (ii) the Company’s sales, administrative or other general expenses.

1.7. Registration Rights Agreement.  The Parties shall enter into a registration rights agreement (“Registration Rights Agreement”), pursuant to which the Company shall provide the Purchaser with piggyback registration rights.

1.8. Defined Terms Used in this Agreement.  In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Additional Shares” means Shares issued and delivered to the Purchaser or its nominee(s), that are in addition to Purchased Shares, in an amount to be determined based on the Fully Diluted Calculation.

 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes as are necessary to the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

“Dollar” or “Dollars” means the currency of the United States.

“Exchange Act” means the Securities Exchange of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fully Diluted Calculation” means the calculation described in Section 1.1 to determine the Additional Shares to be issued to the Purchaser.  A Fully Diluted Calculation shall mean that the Purchased Shares, excluding Warrants, Warrant Shares and Additional Shares, shall bear the same ratio to forty nine percent (49%) of the Total Shares that the paid portion of the Purchase Price bears to the total Purchase Price.  Total Shares means the sum of: (i) the number of Shares issued and outstanding on the date of the Fully Diluted Calculation; and (ii) the number of Shares that are subject to issuance for: (x) convertible securities of the Company, and (y) options, warrants and other rights entitling any holder to purchase Shares, whether or not such rights have been exercised; provided, however, that the Warrants, Warrant Shares and the Additional Shares issued to the Purchaser pursuant to this Agreement shall be excluded from the calculation of Total Shares. The Fully Diluted Calculation does not include any interest in the Company’s Series B common stock or the Company’s preferred stock.

“Funding Request” means a Notice made by the Company and delivered to the Purchaser in accordance with Section 6.5 directing the Purchaser to pay all or a portion of the next Installment described in Section 1.2.  Each Funding Request shall include: (i) the amount of the funding request; and (ii) the account information, including wire transfer instructions, for the particular account of the Company or any subsidiary of the Company to which payment should be made.  The Purchaser’s failure to pay timely any amount set forth in a Funding Request and before expiration of the Grace Period, shall provide the Company the right to send the Purchaser a Notice Monetary Default.

“Grace Period” means thirty (30) calendar days after a Funding Request has been delivered to the Purchaser.

“Key Employee” means any executive-level employee (including all vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

“Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the actual knowledge, after reasonable investigation, of the following officers of the Company: (i) George Alvarez; (ii) Tay Yong Lee (“Colin Tay”); and (iii) Mario Alvarez.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Purchaser” means Isaac Organization, Inc., a Canadian corporation.

“Securities” means the Purchased Shares, the Additional Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share” means one share of the Series A common stock of the Company, and any and all securities of any kind whatsoever of the Company or any successor thereof which may be issued on or after the date of this Agreement in respect of, in exchange for, or upon conversion of such Series A common stock of the Company pursuant to a merger, consolidation, stock split, reverse split, stock dividend, or recapitalization of the Company.  Share does not include the Company’s Series B common stock or the Company’s preferred stock.

“Total Shares” means all Shares that are issued and outstanding from time to time, subject to a Fully Diluted Calculation defined above.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Warrants and any agreements or certificates entered into pursuant to this Agreement.

“Warrant” means a warrant in a form agreed to by the Board and the Purchaser and delivered to the Purchaser in accordance with Section 1.3, granting the holder thereof the right to purchase one (1) Share.  Each Warrant shall provide: (i) a term of exercise equal to three (3) years from the date of issuance of each Warrant; (ii) an exercise price equal to One Dollar ($1.00) per Share, unless the Parties mutually agree in writing to a cashless exercise; and (iii) “piggyback” registration rights.

“Warrant Share” means a Share issuable upon the exercise of a Warrant.

2. Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser that, except as set forth on the “Disclosure Schedule” attached to this Agreement as Exhibit A which identifies exceptions that shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Agreement.  The Disclosure Schedule shall qualify other subsections in this Section 2 only to the extent it is readily apparent from a reading of the Disclosure Schedule that such disclosure is applicable to such other subsections.

2.1           Organization, Good Standing, Corporate Power and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2           Subsidiaries. Each of the Company’s subsidiaries (“Subsidiaries”) is duly organized and existing under the laws of its jurisdiction of organization and is in good standing under such laws.  None of the Company’s Subsidiaries owns or leases property or engages in any activity in any United States jurisdiction that might require its qualification to do business as a foreign corporation and in which the failure so to qualify would have a Materially Adverse Effect.

2.3           Authorization.  All corporate actions required to be taken by the Board and shareholders in order to authorize the Company to enter into the Transaction Documents and to issue the Securities have been taken or will be taken prior to the Closing described in Section 1.3 above.  All actions on the part of the officers of the Company necessary for the execution and delivery of the Transaction Documents, the performance of all obligations of the Company under the Transaction Documents to be performed as of the Closing, and the issuance and delivery of the Securities has been taken in accordance with this Agreement.  The Transaction Documents, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4           Valid Issuance of Securities.  The Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and non assessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser.  Assuming the accuracy of the representations of the Purchaser in Section 3 and subject to the restrictions described in Section 3.4 below, the Securities will be issued in compliance with all applicable federal and state securities laws.

2.5           Litigation.  Except as set forth on the Disclosure Schedule, there is no claim, action, lawsuit, proceeding, arbitration, complaint, or charge pending or, to the Company’s knowledge, currently threatened in writing: (i) against the Company or any officer, director or Key Employee of the Company arising out of their employment or Board relationship with the Company; or (ii) to the Company’s knowledge, that questions the validity of the Agreement or the right of the Company to enter into or to consummate the transactions contemplated by the Agreement.  Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company).  Except as identified in the Disclosure Schedule, there is no action, lawsuit, proceeding or investigation by the Company pending or which the Company intends to initiate.  The foregoing includes, without limitation, actions, lawsuits, proceedings or investigations pending or threatened in writing (or any basis therefore known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

2.6           Intellectual Property.  To the Company’s knowledge, the Company owns or possesses sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others.  To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party.

(a) Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person.

(b) The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.

(c) The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases, if any, or that it has otherwise provided to its employees for their use in connection with the Company’s business.

(d) To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company.

2.7           Compliance with Other Instruments.  Except as identified in the Disclosure Schedule, the Company is not in violation or default (which has not been waived): (i) of any provisions of its Articles of Incorporation or Bylaws; (ii) of any instrument, judgment, order, writ or decree; (iii) under any mortgage; or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or, to the Company’s knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect.  The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either: (x) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (y) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or non-renewal of any material permit or license applicable to the Company.

2.8           Agreements; Actions.  Except for the Agreement and as set forth in the Disclosure Schedule, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve: (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of One Million Dollars ($1,000,000.00); (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company; (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products; or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(a) Except as set forth in the Disclosure Schedule, the Company has not: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of Two Hundred Thousand Dollars ($200,000.00) or in excess of Five Hundred Thousand Dollars in the aggregate ($500,000.00); (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.  For the purposes of subsections (ii) and (iii) of this Section 2.8(b), all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(b) The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.9           Related Party Transactions.  Other than: (i) standard employee benefits generally made available to all employees; (ii) standard director and officer indemnification agreements approved by the Board; and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Series A common stock, in each instance, approved in writing by the Board (previously provided to the Purchasers or its counsel), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees or any Affiliate thereof.

(a) Except as set forth in the Disclosure Schedule, the Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees.  None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company.

2.10          Absence of Liens.  Except as reflected in the Financial Statements (as defined below), the property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets.  With respect to the property and assets it leases, the Company is in compliance with such leases and, to the Company’s knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.

2.11          Real and Personal Property.

(a) Real Property.  The Company does not own any real property.  All of the real property leased by the Company (“Leased Real Property”) is identified on Section 2.11(a) of the Disclosure Schedule.  This schedule of Leased Real Property is a complete, accurate, and correct list of the Company’s Leased Real Property.  Each of the leases for the Leased Real Property identified on Section 2.11(a) of the Disclosure Schedule is in full force and effect and has not been modified, amended, or altered, in writing or otherwise.  Except as set forth in the Disclosure Schedule, neither the Company nor any other party thereto is in default under any of said leases, nor has any event occurred which, with the giving of notice or the passage of time or both, would give rise to a default.

(b) Personal Property.   Except as specifically disclosed on Section 2.11(b) of the Disclosure Schedule, the Company has good and marketable title to all of its personal property and assets and all such personal property and assets are in good working condition.  None of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance or other charge.  The Financial Statements reflect all personal property and assets of the Company (other than assets disposed of in the ordinary course of business subsequent to December 31, 2009), and such properties and assets are sufficient for the Company to conduct the business of the Company as currently conducted and as proposed to be conducted.

2.12          Financial Statements; Liabilities.  The Company has delivered to the Purchaser its audited financial statements for the fiscal year ended December 31, 2009 and will deliver when available, the unaudited financial statements for the three (3) month period ended March 31, 2010  (collectively, “Financial Statements”).  The Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except for footnote disclosures in the case of the unaudited financial statements).  The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments.  Except as set forth in the Financial Statements and the Disclosure Schedule, the Company has no material liabilities or obligations, contingent or otherwise, other than: (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2010; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

2.13          Changes.  Except as set forth in the Disclosure Schedule, since the date of the Company’s most recent Financial Statements, to the Company’s knowledge there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b) any damage, destruction or loss of property that would have a Material Adverse Effect;

(c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f) any resignation or termination of employment of any officer or Key Employee of the Company;

(g) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(h) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(i) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(j) any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(k) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(l) any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(m) any arrangement or commitment by the Company to do any of the things described in this Section 2.13.

2.14          Employee Matters.  Section 2.14 of the Disclosure Schedule sets forth a detailed description of all compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each officer, employee, consultant and independent contractor of the Company who received compensation in excess of Five Hundred Thousand Dollars ($500,000.00) for the fiscal year ended December 31, 2009 or is anticipated to receive compensation in excess of Five Hundred Thousand Dollars ($500,000.00) for the fiscal year ending December 31, 2010.

(a) To the Company’s knowledge, none of its officers is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such officer’s ability to promote the interest of the Company or that would conflict with the Company’s business.  Neither the execution or delivery of the Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such officer is now obligated.

(b) To the Company’s knowledge and except as set forth in the Disclosure Schedule, the Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors.

(c) To the Company’s knowledge, no Key Employee intends to terminate his or her relationship with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the services of any of the foregoing.

(d) The Company has no employee benefit plans within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(e) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company.  There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect its operations.

2.15          Tax Returns and Payments.  Except as set forth in the Disclosure Schedule, there are no federal, state, county, local or foreign taxes dues and payable by the Company which have not been paid timely.  Except as set forth in the Disclosure Schedule, there are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed.  There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency.  Except as set forth in the Disclosure Schedule, the Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it, and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.16          Permits.  To the Company’s knowledge, the Company has all the permits, licenses and any similar authority necessary to conduct its business, the lack of which could reasonably be expected to have a Material Adverse Effect.  To the Company’s knowledge, the Company is not in default in any material respect under any of such permits, licenses or other similar authority.

2.17          Corporate Documents.  The Articles of Incorporation and Bylaws of the Company are in the form provided to the Purchasers.  The copy of the minute books of the Company provided to the Purchaser contains all actions taken by written consent without a meeting by the Board and shareholders since the date of incorporation and accurately reflects in all material respects all actions by the Board and shareholders with respect to all transactions referred to in the minute book.

2.18          Environmental and Safety Laws.  Except as could not reasonably be expected to have a Material Adverse Effect, to the best of the Company’s knowledge: (i) the Company is and has been in compliance with all Environmental Laws; (ii) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (iii) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published United States federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (iv) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws.  For purposes of this Section 2.18, “Environmental Laws” means any law, regulation, or other applicable requirement relating to: (x) releases or threatened release of Hazardous Substance; (y) pollution or protection of employee health or safety, public health or the environment; or (z) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.19          Disclosure.  The Company has made available to the Purchaser all the information reasonably available to the Company that the Purchaser has requested for deciding whether to acquire the Shares, including the Company’s filings with the Securities and Exchange Commission.  No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  The Company has not delivered to the Purchaser, and has not been requested to deliver to the Purchaser, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.  The Purchaser acknowledges that it is relying on the Company’s filings with the Securities and Exchange Commission, its own investigation, the documents it has asked for from the Company and been provided and any and all information it has been made aware of by the Company or otherwise in making its investment decision pursuant to this Agreement.

2.20          Net Operating Loss Carry-Forward.  The information contained in the Disclosure Schedule or otherwise provided to the Purchaser regarding the application of Section 382 of the Code to the Company’s federal net operating loss carry-forward is true and correct to the Company’s knowledge.

2.21          Foreign Corrupt Practices Act.  To the Company’s knowledge, neither the Company nor any of the Company’s directors, officers or employees have made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to: (i) any foreign official (as such term is defined in the United States Foreign Corrupt Practices Act) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a governmental authority; or (ii) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, in the case of both (i) and (ii) above, in order to assist the Company or any of its Affiliates to obtain or retain business for, or direct business to, the Company or any of its Affiliates, as applicable.  Neither the Company, nor any of its directors, officers or employees, has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds, or received or retained any funds, in violation of any law, rule or regulation.

2.22          Compliance with Office of Foreign Assets Control.  To the Company’s knowledge, neither the Company nor any of the Company’s directors, officers or employees is an OFAC Sanctioned Person (as defined below).  The Company and the Company’s directors, officers or employees are in compliance with, and have not previously violated, the United States of America Patriot Act of 2001, as amended through the date of this Agreement, to the extent applicable to the Company and all other applicable anti-money laundering laws and regulations.  To the Company’s knowledge, none of: (i) the purchase and sale of the Securities; (ii) the use of the Purchase Price; (iii) the execution, delivery and performance of this Agreement; or (iv) the consummation of any transaction contemplated hereby or thereby, or the fulfillment of the terms hereof or thereof, will result in a violation of any of the OFAC Sanctions (as defined below) or of any anti-money laundering laws of the United States or any other applicable jurisdiction.

(a) For the purposes of Section 2.22(a) of this Agreement:

(b) “OFAC Sanctions” means any sanctions program administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) under authority delegated to the Secretary of the Treasury (“Secretary”) by the President of the United States or provided to the Secretary by statute, and any order or license issued by, or under authority delegated by, the President or provided to the Secretary by statute in connection with a sanctions program thus administered by OFAC.  For ease of reference, and not by way of limitation, OFAC Sanctions programs are described on OFAC’s website at www.treas.gov/ofac;

(i) “OFAC Sanctioned Person” means any government, country, corporation or other entity, group or individual with whom or which the OFAC Sanctions prohibit a U.S. Person from engaging in transactions and includes, without limitation, any individual or corporation or other entity that appears on the current OFAC list of Specially Designated Nationals and Blocked Persons (“SDN List”).  For ease of reference, and not by way of limitation, OFAC Sanctioned Persons other than governments and countries can be found on the SDN List on OFAC’s website at www.treas.gov/offices/enforcement/ofac/sdn; and

(ii) “U.S. Person” means any U.S. citizen, permanent resident alien, entity organized under the laws of the United States (including foreign branches), or any person (individual or entity) in the United States and, with respect to the Cuban Assets Control Regulations, also includes any corporation or other entity that is owned or controlled by one of the foregoing, without regard to where it is organized or doing business.

2.23          SEC Reports; Financial Statements.  Except for the Company’s Annual Report on SEC Form 10-K for the period ended December 31, 2008, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading

2.24          Sarbanes-Oxley; Internal Accounting Controls.  To the Company’s knowledge and if required to do so by the Sarbanes-Oxley Act of 2002 (“SOX”), the Company is exercising good faith efforts to be in material compliance with all provisions of SOX which are applicable to it as of the Closing.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except for the accounting restatement of the non-recourse TCP Note with TCP as an “option to purchase”, as restated in the Company’s SEC Form 10-Qs for the periods ended March 31, June 30 and September 30, 2009, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

2.25          Investment Company.  The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

2.26          Registration Rights.  Except as may be provided in the Registration Rights Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any Securities of the Company.

2.27          Application of Takeover Protections. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

2.28          No Integrated Offering.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of securities to be integrated with prior offerings by the Company.

2.29          Solvency.  Based on the consolidated financial condition of the Company as of the Closing, after giving effect to the receipt by the Company of the entirety of the payments from the sale of the Securities to the Purchaser pursuant to this Agreement: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from the Closing.  Schedule 2.29 sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $200,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $200,000 due under leases required to be capitalized in accordance with GAAP.  Except as set forth in the Disclosure Schedule, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

2.30          Acknowledgment Regarding the Purchaser’s Purchase of Securities.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby, and any advice given by the Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities.  The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives, and in consultation with its attorneys.

3. Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company that:

3.1           Authorization.  The Purchaser has full power and authority to enter into the Agreement.  The Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2           Disclosure of Information; Investment Experience.  The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Purchased Shares with the Company’s management and has had an opportunity to review the Company’s facilities.  The Purchaser has reviewed the Company’s filings with the Securities and Exchange Commission, including the Risk Factors set forth therein, and has not relied upon any other written material, except for the representations and warranties made by the Company in this Agreement.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.  The Purchaser represents that the Purchaser is experienced in evaluating and investing in transactions involving securities of companies in a similar stage of development and acknowledges that such Purchaser is able to fend for itself, can bear the economic risk of the Purchaser’s investment and has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the investment in the Purchased Shares.

3.3           Restricted Securities.  The Purchaser understands that the Purchased Shares are “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Purchased Shares indefinitely, unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Except as may be set forth in the Registration Agreement, the Purchaser acknowledges that the Company has no obligation to register or qualify the Purchased Shares.  The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Purchased Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.  The Purchaser acknowledges that it has no present intention to engage in a distribution of the Purchased Shares and that it is purchasing such Shares for its own account.

3.4           Accredited Investor.  The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, as amended.

3.5           Foreign Investors.  If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Purchased Shares or any use of this Agreement, including: (i) the legal requirements within its jurisdiction for the purchase of the Purchased Shares; (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Purchased Shares.  The Purchaser’s subscription and payment for, and continued beneficial ownership of, the Purchased Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.6           Acknowledgment Regarding the Company’s Sale of Securities.  The Purchaser acknowledges and agrees that the Company is acting solely in the capacity of an arm’s length company with respect to the Transaction Documents and the transactions contemplated thereby.  The Purchaser further acknowledges that the Company is not acting as a financial advisor or fiduciary of the Purchaser (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Company or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Company’s sale of the Securities.  The Purchaser further represents to the Company that the Purchaser’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Purchaser and its representatives, and in consultation with its attorneys.

4. Conditions to the Purchaser’s Obligations at Closing.  The obligations of the Purchaser to purchase the Purchased Shares at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived in a writing between the Parties:

4.1           Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the Closing.

4.2           Performance.  The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

4.3           Compliance Certificate. As soon as practicable, the Chief Executive Officer of the Company shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4           Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

4.5           Approvals.  The Secretary of the Company shall deliver to the Purchaser at the Closing: (i) the Bylaws of the Company; and (ii) resolutions of the Board, approving the Agreement and the transactions contemplated under the Agreement.

4.6           Board of Directors.  As of the Closing, Purchaser shall be entitled to nominate two (2) Board members (together with any successors that may be designated by the Purchaser from time to time, collectively, the “Purchaser Designees”).  As soon as practicable, the Company shall take such actions as may be necessary to amend the Company’s Bylaws to set the number of directors on the Board at nine (9).

With respect to each shareholder election of directors for a period of four years from the date of Closing, including at each annual or special meeting of shareholders of the Company at which directors are elected, the Company shall cause the Board and management to: (i) include the Purchaser Designee in the slate of nominees recommended by the Board to the Company’s shareholders for election as directors; (ii) recommend to its shareholders that they vote for the Purchaser Designee as directors of the Company; (iii) vote all proxies it may hold in favor of the election of the Purchaser Designee, except as otherwise directed by any shareholder who submits such proxy; and (iv) use its best efforts to cause the Purchaser Designee to be elected as directors.

4.7           Extension of Note to Trussnet Capital Partners.  The Company and TCP shall execute an agreement extending the maturity date of the TCP Note until December 31, 2011.

4.8           Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.

5. Conditions of the Company’s Obligations at Closing.  The obligations of the Company to sell Purchased Shares to the Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived in a writing between the Parties:

5.1           Representations and Warranties.  The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all respects as of the Closing.

5.2           Performance.  The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing.

5.3           Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Share pursuant to this Agreement shall be obtained and effective as of the Closing.

6. Miscellaneous.

6.1           Survival of Warranties.  The representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

6.2           Assignment.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties to this Agreement and any of their respective successors, personal representatives and permitted assigns who agree in writing to be bound by the terms of this Agreement.  Neither the Company nor the Purchaser may assign its rights under this Agreement, in whole or in part, without the prior written consent of the other Party which consent shall not be unreasonably withheld.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties to this Agreement, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3           Governing Law.  This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of California.

6.4           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5           Notices.  All notices and other communications given or made pursuant to this Agreement (“Notice”) shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the Party to be notified; (ii) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective Parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by Notice given in accordance with this Section 6.5.  If Notice is given to the Company, Notice shall also be given to the counsel for the Company delivered in the same manner as to the Company at the address, facsimile number or e-mail address immediately below:

Kenneth L. Waggoner
Vice President and General Counsel
China Tel Group, Inc.
12526 High Bluff Drive
Suite 155
San Diego, California 92130
Facsimile:   1 (858) 259-0661
E-Mail:   kwaggoner@chinatelgroup.com

6.6            Expenses.  The Company shall pay and reimburse all reasonable expenses of the Purchaser in connection with the transactions contemplated by this Agreement, including, but not limited to, expenses related to any necessary securities filings in connection with the Purchaser’s ownership of the Securities, from time to time, and all reasonable legal and accounting fees and costs associated therewith.

6.7           Non-Monetary Default by the Purchaser or the Company.  Except as to a Monetary Default by the Purchaser described in Section 1.5(a), if either Party claims the other Party has failed to perform any obligation or condition set forth in this Agreement, the Party making such claim (“Claiming Party”) shall deliver to the other Party written notice setting forth in detail the nature of the act or omission complained of.  The Party receiving such notice (“Receiving Party”) shall be considered in non-monetary default, unless within ten (10) days the Receiving Party delivers notice to the Claiming Party either: (i) disputing that any failure to perform has occurred, in which case the Parties shall proceed to Dispute Resolution in accordance with Section 6.8; or (ii) acknowledging that the claimed failure to perform has occurred and providing a date by which the Receiving Party will cure the past failure to perform exercising reasonable diligence.  If the Claiming Party delivers notice objecting to the date by which the Receiving Party will cure the past failure to perform, the Parties shall proceed to Dispute Resolution in accordance with Section 6.8.  Otherwise, the Receiving Party shall be considered in Non-Monetary Default only if the failure to perform has not been cured by the date set forth in the Receiving Party’s notice, at which time either Party may commence Dispute Resolution in accordance with Section 6.8.

6.8           Dispute Resolution.  Either Party may deliver to the other Party a dispute notice setting forth a brief description of the issues to be resolved through the dispute resolution mechanism set forth in this Section 6.8 (“Dispute Notice”).  The Dispute Notice shall specify the provision or provisions of this Agreement and the facts or circumstances that are the subject matter of the dispute(s).  Immediately following the receipt of a Dispute Notice, the Parties shall cause their representatives to meet and seek to resolve the disputed item(s) cordially through informal negotiations.  If the Parties’ representatives are unable to resolve the dispute(s) within ten (10) days of the receipt of a Dispute Notice, the dispute(s) shall be referred to a representative of senior management from each Party, who, acting reasonably and in good faith, shall seek to resolve the dispute(s) to the mutual satisfaction of the Parties.  If the representatives of senior management are unable to resolve the dispute(s) within ten (10) days of the referral of the dispute(s) to those representatives, then the dispute(s) shall be submitted to binding arbitration to be conducted by the Judicial Arbitration and Mediation Services, Inc. (“JAMS”), sitting in San Diego County, California, for resolution by a single arbitrator acceptable to both Parties.  If the Parties fail to agree to an arbitrator within ten (10) days of a written demand for arbitration being sent by one Party to the other Party, then JAMS shall select the arbitrator according to the JAMS Rules for Commercial Arbitration.  The arbitration shall be conducted pursuant to the California Code of Civil Procedure and the California Code of Evidence.  The award of the arbitrator shall be final and binding on the Parties and may be enforced by any court of competent jurisdiction.

6.9           Attorneys’ Fees.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

6.10          Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11          Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of either Party of any breach or default under this Agreement, or any waiver on the part of either Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to either Party, shall be cumulative and not alternative.

6.12          Cancellation and Novation of Isaac SPA and First Isaac Amendment.  This Agreement cancels and supersedes in their entirety and constitutes a novation of the Isaac SPA and the First Isaac Amendment.

6.13          Entire Agreement; Amendments.  This Agreement, including the Disclosure Schedule, constitute the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly canceled.  Any amendment of this Agreement shall be effective only by a writing signed by both of the Parties.

6.14          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Stock Purchase Agreement as of the date first written above.

COMPANY:		PURCHASER:

China Tel Group, Inc., a Nevada corporation		Isaac Organization, Inc., a Canadian corporation

By:	/s/ George Alvarez	By	/s/ Antonios Isaac
George Alvarez			Antonios Isaac
Chief Executive Officer			Chief Executive Officer

Address of the Company:		Address of the Purchaser:

12526 High Bluff Drive, Suite 155 San Diego, California 92130 Facsimile: 1 (858) 259-6661 E-Mail: galvarez@chinatelgroup.com		105 Schneider Road Ottawa, Ontario K2K 1Y3 CANADA Facsimile: 1 (613) 254-8912 E-mail: tony@isaac.com

EXHIBIT A
DISCLOSURE SCHEDULE OF CHINATEL GROUP, INC.
TO AMENDED AND RESTATED STOCK PURCHASE AGREEMENT
BETWEEN CHINATEL GROUP, INC. AND ISAAC ORGANIZATION, INC.

Section 2.5 – Litigation Pending or Threatened

▪	Edgar Pereda Gomez (convertible noteholder)

▪	Michael Fischer (convertible noteholder)

▪	Francisco Perezcalva (convertible noteholder)

Section 2.7 – Non-Compliance with Other Instruments

▪	Perusat Debts to Telefonica, Banco Continental, and Interbank

▪	The Company’s debts to Ken Hobbs and Colin Tay

▪	Convertible Note holders in the amount of $10,861,679

Section 2.9(a) – Debts to or from Directors, Officer, Employees and Affiliates

▪	See 10-K for the period ending December 31, 2009.

Section 2.11(a) – Real Property Leased

▪	Del Mar- 12526 High Bluff Drive, Suite 155, San Diego California 92130

▪	Beijing- 1101-1105 Tower B, Beijing Global Trade Center, 36 North Third Road East Dongcheng District, Beijing China 100013

▪	Perusat- Av. Camino Real 493 Of. 1101 San Isidro, 27 Lima-Peru

Section 2.11(b) – Personal Property; Not Operational or Title Not Marketable

▪	Perusat Telephone equipment has a loan of approximately $130,000

Section 2.12 – Material Liabilities Incurred Since Last Financial Statements

▪	The Company, including its subsidiaries, has incurred approximately $350,000 in additional debt during the three months ended March 31, 2010

Section 2.13 – Changes Having a Material Adverse Effect Since Last Financial Statements

(a)	Financial Condition

▪
The Company, including its subsidiaries, has incurred a loss of approximately $7.3 million for the three months ended March 31, 2010. Costs incurred of $7 million related to the option costs paid to Trussnet Capital Partners (HK) Ltd (“TCP”) (interest and extension fees), additional expenses totaled approximately $1 million less the recognition of $1 million gain from the forfeited deposit received from Excel Era Limited.

(b)	Damage; Destruction; Loss

▪	None

(c)	Waiver or Compromise of Debt or Valuable Right

▪	None

(d)	Payment or Satisfaction of Obligation, Claim, Lien or Encumbrance

▪
The Company, in the second quarter of 2010, has issued or is in the process of issuing the Company’s Series A common stock (“Shares”) in settlement of its accounts payable owed to Trussnet USA, Inc. (Delaware) with the Company’s Shares. An additional agreement is being finalized to settle the interest and extension fees due to TCP for shares of the Company. Shares were also issued in April 2010 in settlement of amount due to Independent Contractors.

▪	Shares were issued in April of 2010, in settlement of debt relating to the acquisition of Perusat S.A.

(e)	Contract or Agreement

▪	Del Mar Lease

▪	Fourth Amendment to TCP Promissory Note

(f)	Resignation or Termination of Any Officer or Key Employee

▪	None

(g)	Mortgage, Pledge, Security Interest or Lien in Assets

▪	None

(h)	Loans or Guarantees to Employees, Officers or Directors

▪	None

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(i)	Redemption, Purchase or Acquisition of Company’s Stock

▪	Redeemable Notes

(j)	Sale or Assignment of Company’s Intellectual Property

▪	None

(k)	Cancellation of Any Order From or Loss of Major Customer

▪	None

(l)	Knowledge of Other Event or Condition

▪	None

(m)	Arrangement or Commitment For Future Change Covered Under Section 2.13

▪	None

Section 2.14 – Annual Compensation Paid/Payable in Excess of $500,000 per Year

▪	None

Section  2.15 – Tax Returns and Payments

▪
The Company is in the process of preparing short year tax returns for the year 2008.  The Company incurred losses during all of the periods currently being prepared and does not expect any significant tax liability due to those losses.  The Company is also in the process of preparing the 2009 income tax returns.  With the losses incurred, the Company does not anticipate any significant tax liabilities.

Section 2.20 – Net Operating Loss Carryforward

▪
The Company, as stated in the financial statements, as of December 31, 2009, has available for Federal income tax purposes a net operating loss carry forward of approximately $165 million, expiring in the year 2028, that may be used to offset future taxable income.  The Company believes this to be true and accurate.

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